                                                                   Exhibit 10.43


                             EMPLOYMENT AGREEMENT
                             --------------------

        This Employment Agreement (the "Agreement") is made and entered into as of August 5, 1997 (the "Effective Date"), by and between Stephen Newberry (the "Executive") and Lam Research Corporation, a Delaware corporation (the "Company").

                                R E C I T A L S

        A. The Company and Executive desire to enter into this Agreement with respect to the Executive's employment with the Company.

        B.   Certain capitalized terms used in the Agreement are defined in
Section 7 below.

             In consideration of the mutual covenants herein contained, and in consideration of the employment of Executive by the Company, the parties agree as follows:

        1.   Duties and Scope of Employment.
             ------------------------------

             (a)  Position.  During the Employment Period (as defined in
                  --------
Section 2(a) below), the Executive shall initially serve as Executive Vice President and Chief Operating Officer of the Company and a member of the Office of the President. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's Bylaws from time to time in effect and such other duties and responsibilities as the Chief Executive Officer and the Board of Directors of the Company (the "Board") may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions.

             (b)  Obligations.  During the Employment Period, the Executive
                  -----------
shall devote his full business efforts and time to the Company. The foregoing, however, shall not preclude the Executive from engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.

        2.   Employment Period.
             -----------------

             (a)  Basic Rule.  The Employment Period (the "Employment Period")
                  ----------
shall begin upon the Effective Date and shall continue thereafter until the fifth anniversary of the Effective Date, unless earlier terminated in accordance herewith. For the period August 5, 1997 through August 17, 1997, Executive will be on unpaid leave from the Company, although he will be an employee of the Company during such period.

             (b)  Early Termination.
                  -----------------

                  (i)  By the Company.  The Company may terminate the
                       --------------
Executive's employment for Cause (as defined in Section 7(a) below), by giving the Executive 30 days' advance written notice, subject, however, to the cure provisions of such Section. The Company may terminate the Executive's employment with the Company other than for Cause by giving the Executive 180 days' advance notice in writing. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this
Section 2(b).

                  (ii) By the Executive.  The Executive may terminate his
                       ----------------
employment with the Company by reason of Involuntary Termination (as defined in Section 7(d) below) by giving the Company 30 days' advance written notice, subject, however, to the cure provisions of such Section. The Executive may terminate his employment with the Company at any time for any other reason by giving the Company 180 days' advance written notice. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 2(b).

             (c)  Death.  The Executive's employment shall terminate in the
                  -----
event of his death. The Company shall pay to the Executive's estate any earned but unpaid salary and vacation pay accrued to the date of his death.

             (d)  Disability.  The Company may terminate the Executive's
                  ----------
employment for Disability (as defined in Section 7(c) below) by giving the Executive 90 days' advance notice in writing. In the event the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this Section 2(d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

        3.   Compensation and Benefits.
             -------------------------

             (a)  Base Compensation.  During the Employment Period, the Company
                  -----------------
shall pay the Executive as compensation for services a base salary at the annualized rate of $450,000. The Board, at least annually, will review such base salary for possible increase, reasonably taking into account Executive's performance and prevailing compensation for executives at similar levels in similar sized companies in the industry. Such salary shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section 3(a) is referred to in this Agreement as "Base Compensation."

             (b) Bonus. Unless otherwise determined by the Board of Directors in its sole discretion, Executive shall not be entitled to participate in any performance bonus plan of the Company.

             (c)  Stock Options.
                  -------------

                  (i) The Executive shall be granted non-qualified stock options (the "Incentive Options") to purchase 200,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), with an exercise price equal to the closing price of the Common Stock as reported on the NASDAQ Stock Market on the date of grant, as determined by the Compensation Committee of the Board of Directors in its sole discretion, but in no event later than August 31, 1997 (the "Grant Date"). The Incentive Options shall vest with respect to one-fifth of the option shares on the first anniversary of the Grant Date, and with respect to an additional one-sixtieth of the option shares on the last day of each of the thirteenth through sixtieth months of the Employment Period;

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

provided, that except as provided in Section 5(c) below, no portion of the
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Incentive Options shall vest following the termination of Executive's employment with the Company. The Incentive Options shall have a term of ten (10) years from the Grant Date, but, except as otherwise provided herein or in the Company's 1997 Stock Incentive Plan (the "1997 Stock Plan") (in the case of any inconsistencies between the 1997 Stock Plan and this Agreement, this Agreement will control), the Incentive Options shall terminate 90 days following the termination of Executive's employment with the Company.

                  (ii) In lieu of entitlement to participate in performance bonus plans, Executive shall also be granted nonqualified stock options (the "Base Options") to purchase an additional 100,000 shares of Common Stock, with an exercise price equal to the closing price of the Common Stock as reported on the NASDAQ Stock Market on the Grant Date. The Base Options shall vest with respect to one-fifth of the option shares on the first anniversary of the Grant Date, and with respect to an additional one-sixtieth of the option shares on the last day of each of the thirteenth through sixtieth months of the Employment Period; provided, that except as provided in Section 5(c) below, no portion of the Base Options shall vest following the termination of Executive's employment with the Company. The Base Options shall have a term of ten (10) years from the Grant Date, but, except as otherwise provided herein or in the 1997 Stock Plan (in the case of any inconsistencies between the 1997 Stock Plan and this Agreement, this Agreement will control), the Base Options shall terminate 90 days following the termination of Executive's employment with the Company.

             (d)  Deferred Compensation.  The Executive shall be entitled to
                  ---------------------
participate in the Company's Executive Deferred Compensation Plan pursuant to the terms thereof.

             (e)  Benefits.  During the Employment Period, the Executive shall
                  --------
be eligible to participate in the benefit plans and compensation programs maintained by the Company of general applicability to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, life, disability, health, accident and other insurance programs, paid vacations (but accruing at not less than four weeks per year), and similar plans or programs, but excluding any performance bonus plans, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of the Board or any committee administering such plan or program. Without limiting the generality of the foregoing, Executive shall be entitled to an automobile allowance of not less than $800 per month.

             (f)  Reimbursement of Business Expenses.  The Company shall
                  ----------------------------------
reimburse the Executive for all reasonable and necessary business expenses incurred by the Executive in the performance of his duties hereunder upon proper submission of expense reports in accordance with Company policies regarding such reimbursement.

             (g)  Section 162(m).  Executive and the Company agree to use
                  --------------
reasonable good faith efforts, to the extent reasonably practicable and not materially adverse to Executive, to structure payment of all amounts of Executive's compensation from the Company so as to avoid non-deductibility of any such amounts under Section 162(m) of the Internal Revenue Code (the "Code") or any successor provision.

             (h)  Deferred Bonus.  Upon execution of this Agreement, Executive
                  --------------
shall be entitled to a signing bonus in the amount of $500,000, the entire amount of which shall immediately be deferred and held in a deferred compensation account (the "Deferred Account") pursuant to the Company's Elective Deferred Compensation Plan, provided that notwithstanding the provisions of the Elective Deferred Compensation Plan, the following terms shall apply:

                  (i) Except as provided below, Executive's interest in the Deferred Account shall vest in equal 25% installments on each of the first four anniversaries of the Effective Date, including with respect to associated investment gains.

                  (ii) Executive's interest in the Deferred Account shall vest in full upon his death, Disability or Involuntary Termination.

                  (iii) In the event Executive's employment is terminated by the Company for Cause or by Executive's voluntary termination (other than an Involuntary Termination), Executive shall forfeit any interest in the Deferred Account that has not vested prior to the date of such termination of employment.

        4.   Benefits Upon a Change in Control.  In the event of a Change in
             ---------------------------------
Control (as defined in Section 7(b) below) that occurs during the Employment Period, any unvested portion of the Incentive Options shall automatically be accelerated in full so as to become completely vested.

        5.   Severance Benefits.
             ------------------

             (a)  Severance Benefits. If Executive's employment with the Company
                  ------------------
terminates prior to the fifth anniversary of the Effective Date, then the Executive shall be entitled to receive severance benefits as follows:

                  (i)   Involuntary Termination.
                        -----------------------

                            (A) If the Executive's employment terminates as a
result of Involuntary Termination prior to the first anniversary of the Effective Date, then the Company shall pay the Executive within ten (10) business days after the Termination Date a lump sum amount in cash equal to two
(2) times annual Base Compensation (based on annualizing the rate at which Executive most recently was accruing Base Compensation).

                            (B) If the Executive's employment terminates as a
result of Involuntary Termination on or after the first anniversary of the Effective Date, then the Company shall pay the Executive within ten (10) business days after the Termination Date a lump sum amount in cash equal to one times annual Base Compensation (based on annualizing the rate at which Executive most recently was accruing Base Compensation).

In the case of either (A) or (B), the Executive shall also receive such other benefits as may be payable to the Executive under the Company's then-existing benefit plans in accordance with the terms of such plans.

                  (ii)  Voluntary Resignation; Disability; Death; Termination
                        -----------------------------------------------------
for Cause. If (A) the Executive's employment terminates by reason of the
---------
Executive's (i) voluntary resignation (and is not the result of an Involuntary Termination), (ii) Disability or (iii) death, or (B) the Executive's employment is terminated by the Company for Cause, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established (and applicable) under the Company's then-existing severance and benefits plans and policies at the time of such termination and except as otherwise provided in Section 5(b).

             (b)  Benefits; Miscellaneous.  In the event the Executive is
                  -----------------------
entitled to severance benefits pursuant to subsection 5(a)(i) or is terminated due to death or Disability, then in addition to such severance benefits, the Company shall continue to provide the Executive (and his family), (A) if his employment is terminated prior to the first anniversary of the Effective Date, through the second anniversary of the Effective Date, and (B) if his employment is terminated on or after the first anniversary of the Effective Date, for a period of one year following the Termination Date, welfare benefits or such comparable alternative welfare benefits as the Company may, in its discretion, determine to be sufficient to satisfy its obligations to the Executive under this Agreement (including, without limitation, medical, prescription, dental, disability, individual life, group life, accidental death and travel accident plans and programs) which are at least as favorable as the most favorable plans of the Company applicable to other peer executives and their families as of the Termination Date. Notwithstanding the foregoing, if the Executive is covered under any medical, life, or disability insurance plan(s) provided by a subsequent employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by the subsequent employer's medical, life or disability insurance plan(s). The Executive's rights under this Section 5(b) shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights the Executive may have pursuant to applicable law, including without limitation, continuation coverage required by Section 4980B of the Code.

        In addition, in the event of any termination of Executive's employment,
(i) the Company shall pay the Executive any unpaid Base Compensation due for periods prior to the Termination Date; (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

             (c)  Option Accelerated Vesting; Post-Termination Exercisability of
                  --------------------------------------------------------------
Options.
-------

                  (i) In the event the Executive is entitled to severance benefits pursuant to subsection 5(a)(i), any unvested portion of the Incentive Options shall automatically be accelerated in full so as to become completely vested. In addition, if the Executive's employment terminates as a result of Involuntary Termination prior to the first anniversary of the Effective Date, that portion of the Base Options that would have vested on or before the second anniversary of the Effective Date had Executive continued employment with the Company through such anniversary shall automatically be accelerated so as to become completely vested. Alternatively, if the Executive's employment terminates as a result of Involuntary Termination on or after the first anniversary of the Effective Date, any portion of the Base Options that would have vested within the one year period following the date of such termination had Executive continued employment with the Company through the end of such period shall automatically be accelerated so as to become completely vested. In the event Executive is entitled to severance benefits pursuant to subsection 5(a)(i), any options to purchase Common Stock held by Executive that have vested as of the Termination Date

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

shall remain exercisable for a period of two (2) years following the Termination Date (or, if earlier, until the expiration of the term of such options), whereupon such options shall terminate.

                  (ii) In the event Executive's employment is terminated by reason of the Executive's voluntary resignation (and is not the result of an Involuntary Termination), any options to purchase Common Stock held by the Executive that have vested as of the Termination Date shall remain exercisable for a period of six months following the Termination Date (or, if earlier, until the expiration of the term of such options), whereupon such options shall terminate.

                  (iii) In the event Executive is terminated for Cause, any options to purchase Common Stock held by the Executive that have vested as of the Termination Date shall remain exercisable for a period of 30 days following the Termination Date (or, if earlier, until expiration of the term of such options), whereupon such options shall terminate.

                  (iv) In the event Executive's employment terminates due to death or Disability, any options to purchase Common Stock held by Executive that have vested as of the Termination Date shall remain exercisable for a period of two (2) years following the Termination Date (or, if earlier, until the expiration of the term of such options), whereupon such options shall terminate. However, if such event occurs within one year of the Effective Date, (x) there shall be deemed vested as of the Termination Date, such number of options to purchase Common Stock as would have vested had Executive remained employed by the Company through the date that is twelve months following the date of termination due to death or Disability; and (y) such vested options shall remain exercisable for a period of three (3) years following the Termination Date.

        6.   Excise Tax on Payments.  Notwithstanding anything to the contrary
             ----------------------
contained herein, in the event it shall be determined that any payment or benefit by the Company to or for the benefit of the Executive, whether paid or payable but determined without regard to any additional payments required under this Section 6 (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Code or any comparable federal, state or local excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in such an amount that after the payment of all taxes (including, without limitation, any interest and penalties on such taxes and the Excise Tax) on the Payment and on the Gross-Up Payment, the Executive shall retain an amount equal to the Payment minus all applicable taxes on the Payment not imposed as a result of the Excise Tax. The intent of the parties is that the Company shall be solely responsible for, and shall pay, any Excise Tax on the Payment and Gross-Up Payment and any income and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up payment, as well as any loss of tax deduction caused by the Gross-Up Payment.

        All determinations required to be made under this Section, including without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized accounting firm that is the Company's outside auditor at the time of such determinations, which firm must be reasonably acceptable to the Executive (the "Accounting Firm").
All fees and expenses of the Accounting Firm shall be borne solely by the Company.

        7.   Definition of Terms.  The following terms referred to in this
             -------------------
Agreement shall have the following meanings:

             (a)  Cause.  "Cause" shall mean (i) a willful act of personal
                  -----
dishonesty knowingly taken by the Executive in connection with his responsibilities as an employee and intended to result in his substantial personal enrichment, (ii) a willful and knowing act by the Executive which constitutes gross misconduct, (iii) any refusal by the Executive to comply with a reasonable written directive of the Board, (iv) a willful breach by the Executive of a material provision of this Agreement, or (v) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. Termination for Cause shall not be deemed to have occurred unless, by the affirmative vote of all of the members of the Board (excluding the Executive, if applicable), at a meeting called and held for that purpose (after reasonable notice to the Executive and his counsel and after allowing the Executive and his counsel to be heard before the Board), a resolution is adopted finding that in the good faith opinion of such Board members the Executive was guilty of conduct set forth in (i), (ii), (iii), (iv) or (v), specifying the particulars thereof; provided that in the case of conduct set forth in (iii), (iv) or (v), the Executive shall have the opportunity to cure same within 30 days following the Executive's receipt of written notice thereof.

             (b)  Change in Control.  "Change in Control" shall mean the
                  -----------------
occurrence of any of the following events:

                  (i) Any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any person or group as such term is used in Rule 13d-1(b) under the Exchange Act)) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (other than to a subsidiary or subsidiaries).

             (c)  Disability.  "Disability" shall mean that the Executive has
                  ----------
been or will be unable to substantially perform his duties under this Agreement for a period of six or more consecutive months due to illness, accident or other physical or mental incapacity.

             (d)  Involuntary Termination.  "Involuntary Termination" shall
                  -----------------------
mean:

                  (i) the continued assignment to the Executive of any duties or the continued significant change in the Executive's duties, either of which is substantially inconsistent with the Executive's duties immediately prior to such assignment or change for a period of 30 days after notice thereof from the Executive to the Board setting forth in reasonable detail the respects in which Executive believes such assignments or duties are significantly inconsistent with the Executive's prior duties;

                  (ii) a reduction in the Executive's Base Compensation, other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries;

                  (iii) a material reduction by the Company in the kind or level of employee benefits (other than salary) to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package (other than salary) is substantially reduced (other than any such reduction applicable to officers of the Company generally);

                  (iv) the relocation of the Company's principal executive office to a location more than fifty (50) miles from its present location;

                  (v) any purported termination of the Executive's employment by the Company other than for Cause;

                  (vi) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 8 below; or

                  (vii) any material breach by the Company of any material provision of this Agreement;

provided, that none of the foregoing shall constitute Involuntary Termination to
--------
the extent the Executive has agreed thereto; and provided, further, that the
                                                 --------  -------
foregoing shall constitute Involuntary Termination only if and to the extent that (i) the Executive provides written notice to the Company setting forth in reasonable detail such facts which Executive believes constitute Involuntary Termination and (ii) any circumstances constituting Involuntary Termination remain uncured for a period of 30 days following the Company's receipt of such written notice.

             (e)  Termination Date. "Termination Date" shall mean the last day
                  ----------------
of the applicable notice period set forth in Section 2(b) above, the date as of which such notice is waived in accordance with the terms of Section 2(b) or the date of Executive's employment termination pursuant hereto if notice of same is otherwise not required under Section 2.

        8.   Successors.
             ----------

             (a)  Company's Successors.  Any successor to the Company (whether
                  --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform such obligations in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

             (b)  Executive's Successors.  The terms of this Agreement and all
                  ----------------------
rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        9.   Notice.
             ------

             (a)  General.  Notices and all other communications contemplated by
                  -------
this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

             (b)  Notice of Termination.  Any termination by the Company for
                  ---------------------
Cause or by the Executive as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 9(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date in accordance with Section 2(b). Subject to the second provision to Section 7(d), the failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

        10.  Non-Compete; Non-Solicit.
             ------------------------

             (a) The parties hereto recognize that the Executive's services are special and unique and that his level of compensation and the provisions herein for compensation upon Involuntary Termination are partly in consideration of and conditioned upon the Executive's not competing with the Company, and that the covenant on his part not to compete and not to solicit as set forth in this
Section 10 is essential to protect the business and goodwill of the Company.

             (b) The Executive agrees that during the Employment Period, the Executive will not either directly or indirectly, whether as a director, officer, consultant, employee or advisor or in any other capacity (i) render any planning, marketing or other services respecting the creation, design, manufacture or sale of semiconductor manufacturing equipment and/or software to any business, agency, partnership or entity

("Restricted Business") other than the Company, or (ii) make or hold any investment in any Restricted Business in the United States other than the Company, whether such investment be by way of loan, purchase of stock or otherwise, provided that there shall be excluded from the foregoing the ownership of not more than 2% of the listed or traded stock of any publicly held corporation. For purposes of this Section 10, the term "Company" shall mean and include the Company, any subsidiary or affiliate of the Company, any successor to the business of the Company (by merger, consolidation, sale of assets or stock or otherwise) and any other corporation or entity of which the Executive may serve as a director, officer or employee at the request of the Company or any successor of the Company.

             (c)  During the Employment Period and for the period ending twelve
(12) months following the date the Executive ceases to render services to the Company as an employee (other than upon expiration of the five-year Employment Period without early termination thereof), the Executive will not, directly or indirectly, induce or attempt to influence any employee of the Company to leave its employ and the Executive will not, directly or indirectly, involve himself in decisions to hire any employee who has left the Company's employ within the three-month period preceding the Executive's cessation of employment or the three-month period following his cessation of employment.

             (d) The Executive agrees that the Company would suffer an irreparable injury if he were to breach the covenants contained in subparagraphs
(b) or (c) and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and the Executive hereby stipulates to the entering of such injunctive relief prohibiting him from engaging in such breach.

             (e) If any of the restrictions contained in this Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provisions hereof (but only to the extent necessary to render such restrictions enforceable) and then enforce this Section 10 in its reduced form for all purposes in the manner contemplated hereby.

        11.  Existing Confidentiality and Non-Compete Agreements.  Executive
             ---------------------------------------------------
represents and warrants (i) that prior to the date hereof he has provided the Company with true and complete copies of any and all written confidentiality and/or non-compete agreements to which Executive is a party as of the date hereof (together with a written description of any oral such agreements), and
(ii) to the best of Executive's knowledge, full compliance with the terms of each such agreement will not materially interfere with Executive's duties hereunder (except to the extent that Executive reasonably may determine to absent himself from certain Company meetings and communication during the first year of the Employment Period). The Executive further covenants that he will not willfully and knowingly fail to fully abide by the terms of any and all such agreements, and will work in good faith with the Company to avoid any breach thereof.

        12.  Arbitration.  At the option of either party, any and all disputes
             -----------
or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

        The arbitrator shall be selected as follows. In the event the Company and the Executive agree on one arbitrator, the arbitration shall be conducted by such arbitrator.

In the event the Company and the Executive do not so agree, the Company and the Executive shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

        Arbitration shall take place in San Jose, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only by the Company and the Executive and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy unless and until such information shall become generally known. The arbitrator, who, if more than one, shall act by majority vote, shall have the power and authority to decree any and all relief of an equitable nature including, but not limited to, such relief as a temporary restraining order, a temporary and/or permanent injunction, and shall also have the power and authority to award damages, with or without an accounting and costs, provided, that punitive damages shall not be
                                    --------
awarded, and provided, further, that the Executive shall be entitled to
             --------  -------
reimbursement for his reasonable attorney's fees to the extent he prevails as to the material issues in such dispute. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such a manner as the law shall require.

        13.  Miscellaneous Provisions.
             ------------------------

             (a)  No Duty to Mitigate.  The Executive shall not be required to
                  -------------------
mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

             (b)  Waiver.  No provisions of this Agreement shall be modified,
                  ------
waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

             (c)  Whole Agreement.  This Agreement and the documents expressly
                  ---------------
referred to herein represent the entire agreement of the parties with respect to the matters set forth herein. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly referred to herein have been made or entered into by either party with respect to the subject matter hereof. Nothing herein affects the continued enforceability of that certain pre-existing indemnification letter between the parties.

             (d)  Choice of Law.  The validity, interpretation, construction and
                  -------------
performance of this Agreement shall be governed by the laws of the State of California.

             (e)  Severability.  The invalidity or unenforceability of any
                  ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

             (f)  No Assignment of Benefits.  The rights of any person to
                  -------------------------
payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

             (g)  Employment Taxes.  All payments made pursuant to this
                  ----------------
Agreement shall be subject to withholding of applicable income and employment taxes.

             (h)  Assignment by Company.  The Company may assign its rights
                  ---------------------
under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company, provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Executive.

             (i)  Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

             (j)  Expense Reimbursement.  The Company will reimburse Executive
                  ---------------------
for his reasonable legal fees and costs associated with the negotiation and execution of this Agreement and all other matters associated with becoming an employee of the Company, not to exceed $12,000 in the aggregate.

IN WITNESS WHEREOF, the parties have executed this Agreement.


LAM RESEARCH CORPORATION

By:
   -------------------------------

Its:
    ------------------------------




----------------------------------
STEPHEN NEWBERRY